UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2014

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

On November 24, 2014, JDS Uniphase Corporation (“JDSU”) issued a press release regarding its annual meeting to be held on December 5, 2014. A copy of JDSU’s press release is attached hereto as Exhibit 99.1.

Important Additional Information

On October 24, 2014, JDSU filed a definitive proxy statement with the SEC in connection with the solicitation of proxies for its 2014 annual meeting of shareholders. Shareholders are strongly advised to read JDSU’s 2014 definitive proxy statement (including any amendments or supplements thereto) because it contains important information. Shareholders can obtain copies of JDSU’s 2014 proxy statement, any amendments or supplements to the proxy statement, and other documents filed by JDSU with the SEC in connection with its 2014 annual meeting of shareholders for no charge at the SEC’s website at www.sec.gov. Copies of the proxy materials may also be requested from JDSU’s proxy solicitor, D.F. King & Co., Inc., by telephone at (866) 796-7179 (toll-free) or by email at jdsu@dfking.com.

JDSU, its directors and executive officers are deemed participants in the solicitation of proxies from shareholders in connection with JDSU’s 2014 annual meeting of shareholders. Information regarding JDSU’s directors and executive officers who, under rules of the SEC, are considered participants in the solicitation of proxies for the 2014 annual meeting of shareholders, including their respective interests by security holdings or otherwise, is set forth in the definitive proxy statement JDSU filed with the SEC on October 24, 2014.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release entitled “Leading Independent Proxy Advisory Firms Glass Lewis and Egan-Jones Recommend Shareholders Vote “FOR” ALL JDSU Director Nominees” dated November 24, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Andrew Pollack
Andrew Pollack Senior Vice President, General Counsel and Secretary

November 24, 2014